SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials

                           GREENMAN TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

2)   Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                 _______________________________

4)   Proposed maximum aggregate value of transaction: __________________________

5)   Total fee paid: ___________________________________________________________

|_|  Fee paid previously with preliminary materials: ___________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:_______________________________________________

     2)   Form, Schedule or Registration Statement No.: ________________________

     3)   Filing Party: ________________________________________________________

     4)   Date Filed: __________________________________________________________

                           GREENMAN TECHNOLOGIES, INC.
                           12498 Wyoming Avenue South
                             Savage, Minnesota 55378

                                NOTICE OF ANNUAL
                             MEETING OF STOCKHOLDERS
                            To Be Held April 2, 2008

TO OUR STOCKHOLDERS:

      The Annual Meeting of Stockholders (the "Meeting") of GreenMan Technologies, Inc., a Delaware corporation (together with its subsidiaries, "we", "us" or "our"), will be held on Wednesday, April 2, 2008, at 10:00 A.M. in the Youngstown Room at the Sleep Inn & Suites, 5850 Morning Star Court, Pleasant Hill, Iowa 50327 for the following purposes:

1.    To elect five members of our Board of Directors.

2. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 40,000,000 to 60,000,000.

3. To approve an amendment to our 2005 Stock Option Plan to increase the number of shares that may be issued under the plan from 2,000,000 to 3,500,000.

4. To consider and act upon a proposal to ratify the selection of the firm of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2008.

5. To transact such other business as may properly come before the Meeting and any adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on February 5, 2008 are entitled to notice of and to vote at the Meeting.

      All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                        By Order of the Board of Directors


                                        LYLE JENSEN
                                        Chief Executive Officer
March __, 2008


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                           GREENMAN TECHNOLOGIES, INC.
                           12498 Wyoming Avenue South
                             Savage, Minnesota 55378

                                 PROXY STATEMENT

                                                                  March __, 2008

      Proxies in the form enclosed with this proxy statement are solicited by our Board of Directors (the "Board of Directors") at our expense for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 AM on Wednesday, April 2, 2008, at 10:00 A.M. in the Youngstown Room at the Sleep Inn & Suites, 5850 Morning Star Court, Pleasant Hill, Iowa 50327.

      Only stockholders of record as of February 5, 2008 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 30,880,435 shares of our Common Stock, par value $.01 per share, were issued and outstanding. The holders of our common stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

      Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Meeting and voting in person or filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date.

      All properly executed proxies returned in time to be counted at the Meeting will be voted. With respect to the election of our Board of Directors, shares represented by proxies will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon proposals: (i) to approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 40,000,000 to 60,000,000, (ii) to approve an amendment to our 2005 Stock Option Plan to increase the number of shares that may be issued under the plan from 2,000,000 to 3,500,000, and (iv) to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to such matter, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

      The representation in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. The affirmative vote of the holders of a majority of the Common Stock issued and outstanding is required for approval of the proposed amendment to our Restated Certificate of Incorporation and the proposed amendment to the 2005 Stock Option Plan. The proposal to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

      The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

      Our Annual Report, containing financial statements for fiscal year ended September 30, 2007 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about March __, 2008.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of our common stock as of February 5, 2008:

o     by each of our directors and executive officers;
o     by all of our directors and executive officers as a group; and
o by each person (including any "group" as used in Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of common stock.

      Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of February 5, 2008, 30,880,435 shares of our common stock were issued and outstanding.

Security Ownership of Management and Directors
                                                   Number of Shares         Percentage
                   Name (1)                     Beneficially Owned (2)     of Class (2)
                   --------                     ----------------------     ------------
Dr. Allen Kahn (3)........................           4,364,931                 14.14%
Maurice E. Needham (4)....................           2,257,801                  7.10%
Lyle Jensen (5)...........................             813,522                  2.62%
Charles E. Coppa (6)......................             781,828                  2.50%
Nicholas DeBenedictis (7).................             775,454                  2.50%
Lew F. Boyd (8)...........................             401,072                  1.30%

All officers and directors
  as a group (6 persons)..................           9,935,108                 28.89%

Security Ownership of Certain Beneficial Owners
                                                   Number of Shares         Percentage
                   Name (1)                     Beneficially Owned (2)     of Class (2)
                   --------                     ----------------------     ------------
Laurus Master Fund, Ltd. (9)..............           1,540,934                  4.99%

----------
(1) Except as noted, each person's address is care of GreenMan Technologies, Inc., 12498 Wyoming Avenue South, Savage, Minnesota 55378.
(2) Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) Includes 16,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(4) Includes 929,462 shares of common stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of common stock owned by Mr. Needham's wife.
(5) Includes 178,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(6) Includes 394,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(7) Includes 371,000 shares of common stock owned by Mr. DeBenedictis's wife and 7,000 shares of common stock issuable pursuant to immediately exercisable stock options.
(8) Includes 125,394 shares of common stock issuable pursuant to immediately exercisable stock options.
(9) Laurus Master Fund, Ltd. holds warrants to purchase up to 6,000,000 shares of common stock that are exercisable (subject to the following sentence) at an exercise price of $.01 per share. The warrants are not exercisable, however, to the extent that (a) the number of shares of our common stock held by Laurus and (b) the number of shares of our common stock issuable upon exercise of the warrant would result in beneficial ownership by Laurus of more than 4.99% of our outstanding shares of common stock. Laurus may waive these provisions, or increase or decrease that percentage, with respect to the warrant on 61 days' prior notice to us, or without notice if we are in default under our credit facility. Unless and until Laurus waives these provisions, then Laurus beneficially owns 1,540,934 shares of our common stock issuable pursuant to underlying warrant. Laurus's address is 335 Madison Avenue, New York, New York 10017.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      Pursuant to Proposal No. 1, the five nominees listed below will be nominated to serve until the next Annual Meeting of Stockholders and until their successors are elected. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

      Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

      The following information is set forth with respect to each nominee for election as a director.

                                                                      Year Term
Nominee's Name                 Position(s) Held                      Will Expire
--------------                 ----------------                      -----------

Maurice E. Needham ........    Chairman of the Board of Directors       2009
Lyle Jensen ...............    Chief Executive Officer, President
                               and Director                             2009
Dr. Allen Kahn.............    Director                                 2009
Lew F. Boyd................    Director                                 2009
Nicholas DeBenedictis......    Director                                 2009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

                 Occupations of Directors and Executive Officers

      The following table sets forth all of the candidates for election of directors at the Meeting, and our executive officers, their ages, and the positions held by each such person within our company.

      Our directors, nominees and executive officers are as follows:

      Name                        Age              Position
      ----                        ---              --------
      Maurice E. Needham ......    67     Chairman of the Board of Directors
      Lyle Jensen..............    57     Chief Executive Officer; President;
                                          Director
      Charles E. Coppa ........    44     Chief Financial Officer; Treasurer;
                                          Secretary
      Dr. Allen Kahn...........    86     Director
      Lew F. Boyd .............    62     Director
      Nicholas DeBenedictis....    48     Director

      Each director is elected for a period of one year at the annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. The officers are appointed by and serve at the discretion of the Board of Directors. During fiscal 2007, the Board agreed that each outside director would receive $2,500 per quarter in recognition of the increased frequency of telephonic Board meetings. Previously, outside directors received $2,500 per meeting attended. In addition, during fiscal 2006, the Compensation Committee agreed to discontinue future option grants made to outside directors pursuant the Non-Employee Director Stock Option Plan.

      We have established an Audit Committee consisting of Messrs. DeBenedictis (Chair) and Boyd and Dr. Kahn, and a Compensation Committee consisting of Messrs. Boyd (Chair) and DeBenedictis. Our Board of Directors has determined that Mr. DeBenedictis is an "audit committee financial expert" within the meaning given that term by Item 407(d)(5) of Regulation S-B. Our common stock is traded on the OTC Bulletin Board under the symbol "GMTI" and we are not currently subject to the listing requirements of any national securities exchange. However, our Board of Directors has also determined that Mr. DeBenedictis is "independent" within the meaning given to that term by Section 803 of the American Stock Exchange Company Guide. On April 12, 2006 Mr. Jensen resigned as Chair of the Audit Committee and as a member of the Compensation Committee and Mr. DeBenedictis became Chair of the Audit Committee and joined the Compensation Committee.

      MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director.

      LYLE JENSEN has been a Director since May 2002. On April 12, 2006, Mr. Jensen became our Chief Executive Officer. Mr. Jensen previously was Executive Vice President/Chief Operations Officer of Auto Life Acquisition Corporation, an automotive aftermarket leader of fluid maintenance equipment. Prior to that he was a Business Development and Operations consultant after holding executive roles as Chief Executive Officer and minority owner of Comtel and Corlund Electronics, Inc. He served as President of Dynaco Corporation from 1988 to 1997; General Manager of Interconics from 1984 to 1988 and various financial and general management roles within Rockwell International from 1973 to 1984.

      CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies, a publicly-traded development stage company from July 1994 to October 1995. Prior to joining Food Integrated Technologies, Inc., Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a manufacturer and distributor of disposable medical products, and Corporate Controller for Avatar Technologies, Inc., a computer networking company.

      ALLEN KAHN, M.D., has been a Director since March 2000. Dr. Kahn operated a private medical practice in Chicago, Illinois, which he founded in 1953 until his retirement in October 2002. Dr. Kahn has been actively involved as an investor in "concept companies" since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.).

      LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology.

      NICHOLAS DEBENEDICTIS has been a Director since September 2005. Mr. DeBenedictis has been an independent investment advisor for the past nine years and has over 16 years of experience in the financial markets and securities business including positions with E.W. Smith Securities, Smith Barney, and Janney Montgomery Scott.

Code of Ethics

      On May 28, 2005, we adopted a code of ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our code of ethics on our corporate website, www.greenman.biz.

Board Meetings

      Our Board of Directors met 16 times, in person or by telephone, during the fiscal year ended September 30, 2007. None of the directors attended fewer than 75% of the meetings held during the period. There were no actions taken by unanimous consent in lieu of a meeting during the fiscal year ended September 30, 2007.

Committees of the Board of Directors

      Our Board of Directors has established an Audit Committee and a Compensation Committee.

      Audit Committee: The Audit Committee of the Board of Directors acts to:
(i) acquire a complete understanding of our audit functions; (ii) review with management and our independent accountants our finances, financial condition and interim financial statements; (iii) review with the independent accountants our year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by our independent accountants. The Audit Committee met five times during the fiscal year ended September 30, 2007. None of the members of the Audit Committee attended fewer than 75% of the meetings held during the period.

      The Audit Committee adopted a written charter governing its actions on June 1, 2000. The three members of the Audit Committee are "independent" within the meaning given to that term by Section 803 of the American Stock Exchange Company Guide.

                          Report of the Audit Committee

            The Audit Committee has reviewed and discussed our audited consolidated balance sheets and statements of operations, cash flows and stockholders' deficit for the fiscal year ended September 30, 2007 and 2006 with management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

            The Audit Committee has also received and reviewed written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as required by Independent Standards Board No. 1 and has discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

           Nicholas DeBenedictis (Chairman)  Lew Boyd  Dr. Allen Kahn

      Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers. The Compensation Committee met eight times during the fiscal year ended September 30, 2007. None of the members of the Compensation Committee attended fewer than 75% of the meetings held during the period.

      Our Board of Directors has not established a nominating committee. Our Board believes that each of our current members should, and do, participate in the consideration of director nominees. The policy of our Board is to consider director candidates recommended by our stockholders. Stockholders wishing to nominate director candidates must comply with certain procedures and notice requirements set forth in our By-Laws. Nominations must be submitted in writing to our principal executive office on a timely basis and must contain certain information set forth in our By-Laws. See "Advance Notice Procedures" below. Our Board has not established a formal charter regarding the nomination and consideration of director candidates. We expect to establish a Nominating and Governance Committee, and a charter governing its operations, in fiscal 2008. When adopted, the charter will be posted on our corporate website.

      Stockholders may communicate directly with members of our Board of Directors by sending a letter or other written communication to The Chairman of the Board (or, if applicable to an individual director by name), in care of the Corporate Secretary, GreenMan Technologies, Inc., 12498 Wyoming Avenue South, Savage, Minnesota 55378. Our current policy is to forward all communications to the Chairman of the Board or the individually named director, if applicable, but we reserve the right to modify that policy in the future.

                       Executive and Director Compensation

Summary Compensation Table

      The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2007 and 2006, to our Chief Executive Officer and our Chief Financial Officer. We did not grant any restricted stock awards or stock appreciation rights or make any long-term plan payouts during the periods indicated.


                                          Annual Compensation
                                          -------------------               Option        All Other
 Name and Principal Position     Fiscal Year     Salary        Bonus     Awards (1)(2)  Compensation(3)      Total
 ---------------------------     -----------     ------        -----     -------------  ---------------      -----

Lyle Jensen ...........             2007        $195,000     $212,000      $ 32,466        $17,901         $457,367
Chief Executive Officer             2006          81,250       43,000       107,157          6,653          238,060

Charles E. Coppa ......             2007        $150,000     $ 51,000      $ 10,533        $11,912         $223,445
Chief Financial Officer             2006         145,000       48,000        38,407          8,396          239,803

----------
(1) Amounts shown do not reflect compensation actually received by the named executive officer. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal years ended September 30, 2007 and September 30, 2006, in accordance with SFAS 123(R) for all stock options granted in such fiscal years. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.
(2) Options granted have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant with the exception of the 25,000 granted to Mr. Jensen which pursuant to the terms of his employment, vest immediately on the date of grant and have a ten year term.
(3) Represents payments made to or on behalf of Messrs. Jensen and Coppa for health, life and disability insurance and auto allowances.

Employment Agreements

      On April 12, 2006, we entered into a five-year employment agreement with Mr. Jensen pursuant to which Mr. Jensen will receive a base salary of $195,000 per year. The agreement automatically renews for one additional year upon each anniversary, unless notice of non-renewal is given by either party. We may terminate the agreement without cause on 30 days' prior notice. The agreement provides for payment of twelve months' salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Jensen's base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Jensen also received a relocation allowance of $23,603 and receives a car allowance of $600 per month. Mr. Jensen has been granted a qualified option under our 2005 Stock Option Plan to purchase 500,000 shares of our common stock with an exercise price of $.28 per share. The options vest at an annual rate of 20% over a five-year period from date of grant and have a ten-year term.

      The agreement also provides for Mr. Jensen to be eligible to receive incentive compensation based on (i) non-financial criteria which may be established by the Board of Directors and (ii) upon a calculation of our annual audited earnings before interest, taxes, depreciation and amortization ("EBITDA") as a percentage of our revenue, as follows:

                           EBITDA as
                          % of Revenue                Performance Incentive
                          ------------                ---------------------
      Base:              10.0 % or Less       None
      Level I:            10.1% - 12.0%       10% of EBITDA dollars above Base
      Level II:           12.1% - 15.0%       12% of EBITDA dollars above Base
      Level III:             > 15.0%          15% of EBITDA dollars above Base

      During fiscal 2007, Mr. Jensen earned an incentive bonus of $262,000 but agreed to receive a reduced amount of $212,000. During fiscal 2007, Mr. Jensen used approximately $52,000 (net of taxes) of his bonus to purchase 100,000 shares of unregistered common stock from the company. During fiscal 2006, Mr.

Jensen received an incentive bonus of $43,000 based on our performance from his date of hire to the fiscal year-end. In addition, Mr. Jensen will be eligible to be awarded qualified options to purchase up to 100,000 additional shares of common stock annually, with the actual amounts contingent on achieving certain levels of EBITDA performance. In December 2006, Mr. Jensen was granted immediately exercisable options to purchase 25,000 shares of common stock at an exercise price of $.36 per share based on fiscal 2006 EBITDA performance. The right to exercise all options will accelerate in full immediately prior to any transaction or series of sequenced events in which all or substantially all of our assets or common stock are sold to or merged with a third party or third parties. In addition, upon signing of his employment agreement, Mr. Jensen purchased 500,000 unregistered shares of our common stock at $.28 which was the closing bid price of our common stock on the date the agreement was executed.

      Mr. Jensen's employment agreement was amended in January 2008 to increase Mr. Jensen's base salary to $250,000 per year, with such increase retroactive to October 1 2007. In addition, the amendment deleted the EBITDA-based incentive compensation measures described above, and provides instead for incentive compensation in respect of any fiscal year of up to the lesser of (x) 20% of our audited annual profit after tax, as reported in the financial statements included in our Annual Report on Form 10-KSB for such fiscal year and (y) $150,000.

      In April 1999, we entered into a three-year employment agreement with Robert Davis, our former Chief Executive Officer pursuant to which he received a salary of $230,000 per annum. The agreement automatically renewed for three additional years upon each anniversary, unless notice of non-renewal is given by either party, and provided for payment of twelve months salary as a severance payment for termination without cause. The agreement also provided for incentive compensation based on the following certain financial performance measures. No bonus was payable for fiscal 2006 or 2005. On April 12, 2006, the Board of Directors accepted Mr. Davis's resignation as President, Chief Executive Officer and a member of the Board of Directors. Pursuant to the terms of his employment agreement, Mr. Davis received severance of 12 months salary plus benefits starting May 1, 2006 (valued at $260,000) plus all accrued and unpaid vacation (valued at $40,000). All amounts due Mr. Davis have been paid as of September 30, 2007.

      In June 1999, we entered into a two-year employment agreement with Mr. Coppa pursuant to which Mr. Coppa received a salary of $130,000 per annum. In July 2006, the Compensation Committee agreed to increase Mr. Coppa's base salary to $150,000. The agreement automatically renews for two additional years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee. During fiscal 2007 and 2006, the Compensation Committee agreed to grant Mr. Coppa discretionary bonuses of $51,000 and $48,000, respectively. During fiscal 2006, Mr. Coppa used $20,000 (net of taxes) of his bonus to purchase 50,000 shares of unregistered common stock from the company. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

      Mr. Coppa's employment agreement was amended in January 2008 to increase Mr. Coppa's base salary to $165,000 per year, effective January 1, 2008. In addition, the amendment deleted the discretionary incentive compensation measures described above, and provides instead for incentive compensation in respect of any fiscal year to be based on mutually agreed performance measures as determined our Compensation Committee, with maximum potential incentive compensation in respect of any fiscal year equal to 25% of Mr. Coppa's base salary for such fiscal year.

      In June 2003, we entered into a three-year employment agreement with Mr. Needham pursuant to which Mr. Needham receives a salary of $90,000 per annum. In July 2006, Mr. Needham agreed to a 30% reduction in his base salary in recognition of on going efforts to reduce corporate overhead. The agreement automatically renews for three additional years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

Outstanding Equity Awards

      The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2007:

                                                      Number of Securities Underlying
                                                            Unexercised Options            Exercise            Option
                                                            -------------------              Price           Expiration
Name                           Date of Grant            Exercisable    Unexercisable       Per Share            Date
----                           -------------            -----------    -------------       ---------            ----

Lyle Jensen.........       March 12, 2002 (1)             25,000                --           $1.51      March 12, 2012
                           August 23, 2002 (2)             2,500                --           $1.80      August 23, 2012
                           February 20, 2003 (3)           2,000                --           $1.95      February 20, 2013
                           April 24, 2004 (3)              2,000                --           $1.10      April 24, 2014
                           June 15, 2005 (3)               2,000                --           $0.51      June 15, 2015
                           April 12, 2006 (4)            500,000           400,000           $0.28      April 12, 2016
                           December 18, 2006 (4)         100,000           100,000           $0.35      December 18, 2016
                           December 29, 2006 (5)          25,000                --           $0.36      December 29, 2016

Charles E. Coppa ...       March 23,1998 (2)             130,000                --           $1.09      March 23, 2008
                           July 22,1999 (2)               90,000                --           $0.53      July 22, 2009
                           February 18, 2000 (1)         100,000                --           $0.50      February 18, 2010
                           January  12, 2001 (2)          40,000                --           $0.40      January  12, 2011
                           August 23, 2002 (2)             7,500                --           $1.80      August 23, 2012
                           June 6, 2006 (4)              137,000           109,600           $0.36      June 6, 2016
                           September 28,2007 (4)          45,000            45,000           $0.35      September 28, 2017

----------
(1) These options are non-qualified, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant
(2) These options were granted under the 1993 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant
(3) These options were granted under the 1996 Non Employee Stock Option Plan, have a ten-year term and vested immediately on the date of grant.
(4) These options were granted under the 2005 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.
(5) These options were granted under the 2005 Stock Option Plan, have a ten-year term and vested immediately on the date of grant.

Director Compensation

      The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended September 30, 2007:

                               Fees Earned or Paid in      Option Award        All Other
Name                            Cash or Common Stock          (1) (2)         Compensation         Total
----                            --------------------          -------         ------------         -----

Maury Needham.............           $     --                $ 97,634            $  --           $ 97,634
Lew Boyd..................           $ 10,000                $  8,050            $  --           $ 18,050
Dr. Allen Kahn............           $ 10,000                $  8,050            $  --           $ 18,050
Nick DeBenedictis.........           $ 10,000                $ 55,292            $  --           $ 65,292

----------
(1) Amounts shown do not reflect compensation actually received by the named director. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended September 30, 2007, in accordance with SFAS 123(R) for all stock options granted in such fiscal year. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.
(2) As of September 30, 2007, each non-employee director holds the following aggregate number of shares under outstanding stock options:

                                         Number of Shares
                                           Underlying
      Name                          Outstanding Stock Options
      ----                          -------------------------

      Maury Needham........               1,229,462
      Lew Boyd.............                 160,394
      Dr. Allen Kahn.......                  51,500
      Nick DeBenedictis....                 235,000

      During fiscal 2007, the Board agreed that each outside director would receive $2,500 per quarter in recognition of the increased frequency of telephonic Board meetings. Previously, outside directors received $2,500 per meeting attended. In addition, during fiscal 2006, the Compensation Committee agreed to discontinue future option grants made to outside directors pursuant the Non-Employee Director Stock Option Plan.

Stock Option Plans

      Our 1993 Stock Option Plan (the "1993 Plan") was established to provide options to purchase shares of common stock to our employees, officers, directors and consultants. In March 2001, our stockholders approved an increase to the number of shares authorized under the 1993 Plan to 3,000,000 shares. The 1993 Plan expired on June 10, 2004.

      As of September 30, 2007, there were 1,022,356 options granted and outstanding under the 1993 Plan which are exercisable at prices ranging from $0.38 to $1.80.

      On March 18, 2005, our Board of Directors adopted the 2005 Stock Option Plan (the "2005 Plan"), which was subsequently approved by our stockholders on June 16, 2005. The 2005 Plan replaced the 1993 Plan. In April 2004, our Board adopted a replacement stock option plan (the "2004 Plan") but did not submit it for ratification by our stockholders. The 2004 Plan was terminated by our Board on March 18, 2005, and all options granted under that plan have been terminated. Options granted under the 2005 Plan may be either options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended; or non-qualified stock options. For a detailed description of the 2005 Plan, please see "Proposal No. 3 - Proposal to Increase the Number of Shares Reserved Under the 2005 Plan," below.

      During the year ended September 30, 2007, 800,000 options were granted under the 2005 Plan at prices ranging from $.35 to $.55. As of September 30, 2007, there were 1,662,000 options granted and outstanding under the 2005 Plan which are exercisable at prices ranging from $0.28 to $0.55.

Non-Employee Director Stock Option Plan

      Our 1996 Non-Employee Director Stock Option Plan is intended to promote our interests by providing an inducement to obtain and retain the services of qualified persons who are not officers or employees to serve as members of our Board of Directors. The Board of Directors has reserved 60,000 shares of common stock for issuance under Non-Employee Director Stock Option Plan.

      Each person who was a member of the Board of Directors on January 24, 1996, and who was not an officer or employee, was automatically granted an option to purchase 2,000 shares of common stock. In addition, after an individual's initial election to the Board of Directors, any director who is not an officer or employee and who continues to serve as a director will automatically be granted on the date of the Annual Meeting of Stockholders an additional option to purchase 2,000 shares of common stock. The exercise price per share of options granted under the Non-Employee Director Stock Option Plan is 100% of the fair-market value of the common stock on the business day immediately prior to the date of the grant and each option is immediately exercisable for a period of ten years from the date of the grant. During fiscal 2006, the Compensation Committee agreed to discontinue future option grants made under the Non-Employee Director Stock Option Plan.

      As of September 30, 2007, options to purchase 38,000 shares of our common stock have been granted under the 1996 Non-Employee Director Stock Option Plan, of which 28,000 are outstanding and exercisable at prices ranging from $0.38 to $1.95.

Employee Benefit Plan

      In August 1999, we implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to 15% of employee compensation and employee contributions to the 401(k) plan are fully vested at all times. We may make discretionary contributions to the 401(k) plan which become vested over a period of five years. We did not make any discretionary contributions to the 401(k) plan during the fiscal years ended September 30, 2007 and 2006.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

      To the best of management's knowledge, based solely on review of the copies of such reports furnished to us during and with respect to, our most recent fiscal year, and written representation that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors have been complied with.

                                 PROPOSAL NO. 2

             PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has resolved to recommend to the stockholders that our company amend its Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000 shares. The text of the proposed amendment is set forth in Exhibit I to this Proxy Statement.

      As of February 5, 2008, 30,880,435 shares of our common stock were issued and outstanding, and we had reserved approximately 10,545,758 additional shares for future issuance. These reserved shares relate to the following: 3,382,356 shares for issuance upon exercise of awards granted under our 1993 Stock Option Plan, 1996 Non-Employee Director Stock Option Plan, 2005 Stock Option Plan and 7,163,402 shares for issuance upon exercise of other stock options and stock purchase warrants.

      The number of shares reserved by our company for future issuance exceeds the number of shares authorized for issuance. Although the Board believes that it is likely that we will have a sufficient number of authorized but unissued shares to satisfy all exercises of vested options and warrants granted to date, the Board believes that we will be prohibited from making future grants under the 2005 Stock Option Plan and that we will not have sufficient shares to issue in conjunction with potential business development opportunities or capital raising efforts.

      If this proposal is approved, the Board of Directors will have the authority to issue approximately 18,574,000 additional shares of common stock as of February 5, 2008, and not including shares already reserved for issuance, as described above, without further stockholder approval. The Board of Directors believes that the increase in the number of authorized shares of common stock is in the best interests of our company and our stockholders. The Board of Directors believes that the authorized common stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors. These purposes may include, among others, the issuance of common stock to facilitate potential mergers or acquisitions, raising capital or acquiring technology rights through the sale of stock, and/or attracting or retaining valuable employees by the issuance of stock options. Except as described above or elsewhere in this proxy statement, we have no plans, understandings, commitments, agreements or undertakings concerning the issuance of any such additional shares. The Board of Directors, however, considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

      Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of common stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of additional shares of common stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which our securities may then be listed or traded, or our Restated Certificate of Incorporation or

By-Laws then in effect. Frequently, opportunities arise that require prompt action, and we believe that delay necessitated for stockholder approval of a specific issuance could be detrimental to our company and our stockholders.

      The additional shares of common stock authorized for issuance pursuant to this proposal will have the rights and privileges which the presently outstanding shares of common stock possess under our Restated Certificate of Incorporation. Shares of our common stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The increase in authorized shares would not affect the terms or rights of holders of existing shares of common stock. The voting, dividend and liquidation rights of the holders of common stock, however, may be subordinate to the rights of the holders of the any preferred stock which may be issued from time to time. All outstanding shares of common stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

      The issuance of any additional shares of common stock by our company may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of common stock of existing stockholders. We expect, however, to receive consideration for any additional shares of common stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

      The authorized but unissued shares of common stock could be used to make more difficult a change in control of our company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of our company and our stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of our common stock, to acquire control of our company since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Our Restated Certificate of Incorporation and By-Laws contain certain provisions, including the grant of authority to the Board of Directors to issue up to 1,000,000 shares of preferred stock in one or more series (with such rights and preferences as the Board may determined), without the approval of stockholders, and certain provisions relating to the calling of stockholder meetings and the conduct of such meetings, that may be considered to have an anti-takeover effect. We are not aware of any pending or threatened efforts to obtain control of our company, and the Board of Directors has no current intention to use the additional shares of common stock to impede a takeover attempt or to propose any additional anti-takeover measures in future proxy solicitations.

      Approval of the amendment to increase the number of authorized shares of common stock will require the affirmative vote of the holders of a majority of the common stock issued and outstanding as of the record date. Abstentions will have the same effect as a vote against the proposal; broker non-votes will have no outcome on the vote.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40,000,000 TO 60,000,000 SHARES.

                                 PROPOSAL NO. 3

     PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE 2005 PLAN

      The 2005 Plan was adopted by our Board of Directors on March 18, 2005 and approved by our stockholders on June 16, 2005. A maximum of 2,000,000 shares of common stock were originally reserved for issuance under the 2005 Plan upon the exercise of options. On January 18, 2008, the Board of Directors approved an increase to the number of shares authorized under the Plan to 3,500,000 shares, subject to shareholder approval.

      Management believes that providing key employees with long-term incentive compensation with the opportunity to build an ownership interest in our company through the granting of stock options. Our emphasis on long-term incentive compensation through the granting of stock options is designed to align individuals' interests with those of our shareholders, retain key employees through the term of the awards, and motivate our employees to strive for outstanding performance. Management relies on stock options as an essential part of the compensation packages necessary for our company to attract and retain experienced officers and employees.

      The Board of Directors believes that the proposed increase in the number of shares available under the 2005 Plan is essential to permit management to continue to provide long-term, equity-based incentives to present and future employees.

      During the fiscal year ended September 30, 2007 we granted 800,000 options under the 2005 Plan with fair market value exercise prices.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND THE 2005 PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 2,000,000 TO 3,500,000.

Summary of the 2005 Plan

      Administration. Our Board of Directors and/or the Compensation Committee of the Board of Directors administers the 2005 Plan, which includes determining:

      o     the individuals to receive options;
      o whether the options will be "incentive stock options" or "non-qualified options," as further described below;
      o the terms and conditions of each option, including the number of shares and exercise price of the options;
      o whether restrictions such as repurchase options are to be imposed on shares subject to options, and the nature of such restrictions; and
      o     the time when the options become exercisable.

      The Compensation Committee has full authority to interpret the terms of the 2005 Plan and awards granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. The Compensation Committee or the Board may, in its discretion, determine to accelerate the vesting of any option; provided, however, that neither the Compensation Committee nor the Board may, without the consent of the option holder, accelerate the vesting of an any incentive stock option if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Internal Revenue Code, as amended (the "Code").

      Authorized Shares. We currently have reserved 2,000,000 shares of our common stock for issuance under the 2005 Plan. On January 18, 2008, the Board of Directors approved an increase to the number of shares authorized under the Plan to 3,500,000 shares, subject to shareholder approval. As described below, the shares authorized under the Plan are subject to adjustment in the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting our common stock. The number of shares delivered upon exercise of an option will be determined net of any shares actually or constructively transferred by the option holder to our company in payment of the exercise price or tax withholding.

      Eligibility. All directors, officers and employees of, or consultants to, our company or any of its subsidiaries are eligible to participate in the 2005 Plan.

      Types of Options. Options under the 2005 Plan may be in the form of "incentive stock options" or "non-qualified options." Incentive stock options are stock options that meet certain conditions imposed by Section 422A of the Code. All other options are non-qualified options. The exercise price of an incentive stock option may be not less than 100% (110% for an incentive stock option granted to a 10% or more stockholder) of the fair market value of our common stock on the date of grant. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option may be granted to a person who is not an "employee" as defined in the applicable provisions of the Code and regulations issued thereunder. An incentive stock option must expire in ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) after the date of grant. No incentive stock options can be granted under the 2005 Plan after March 18, 2015, but options granted before that date may be exercised thereafter.

      Transferability. Options granted under the 2005 Plan are generally non-transferable other than by will or by the laws of descent and distribution. Non-qualified options may be transferred pursuant to qualified domestic relations orders as defined in the Code or Title I of the Employee Retirement Security Act of 1974. Options may be exercised by a person other than the person to whom they were granted only in the circumstances outlined below.

      Termination of Service. Under the 2005 Plan, all previously unexercised incentive stock options terminate and are forfeited automatically upon the 90th day after the termination of the option holder's service relationship with our company and our subsidiaries, unless the Compensation Committee expressly specifies otherwise. While not required to do so by the terms of the 2005 Plan, the Board currently expects to impose similar conditions on non-qualified stock options. In either case, however, if an option holder's service relationship is terminated by reason of death or disability (as defined in the Plan), the vesting of the options will cease upon the date of the termination of service and the options may be exercised by the holder, the holder's executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent or distribution, as the case may be, within 180 days after the date of such termination of service. Notwithstanding the foregoing, in no event may (i) any option be exercised beyond the date on which such option would otherwise expire pursuant to its terms or (ii) any incentive stock option be exercised after the expiration of ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) from the date the incentive stock option was granted. Shares of common stock which are not delivered because of termination of awards may be reused for other awards.

      Amendments. The Compensation Committee may at any time discontinue granting awards under the 2005 Plan. The Board may terminate or amend the Plan at any time, except that no amendment may adversely affect the rights of any option holder without his or her consent and no amendment may, without the approval of our stockholders obtained within 12 months after the Board adopts a resolution authorizing such amendment: (i) materially increase the number of shares of common stock available under the Plan (other than pursuant to a stock dividend, stock split or other change in corporate structure or capitalization affecting our common stock), (ii) change the group of persons eligible to receive incentive stock options, (iii) change the exercise price at which shares may be offered pursuant to incentive stock options (other than pursuant to a stock dividend, stock split or other change in corporate structure or capitalization affecting our common stock), or (iv) extend the expiration date of the 2005 Plan.

      Change in Corporate Structure or Capitalization; Change in Control. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting our common stock, the number and kind of shares of stock of our company then subject to the 2005 Plan and the options then outstanding or to be granted thereunder, and the exercise price, if applicable, will be appropriately adjusted. In the event our company is to be consolidated with or acquired by another entity in a merger, sale of substantially all of our assets or otherwise, then the Compensation Committee or the board of directors of any entity assuming the obligations of our company under the 2005 Plan shall either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of our common stock in connection with the acquisition; (ii) make appropriate provisions for the continuation of such options by substituting on an equitable basis for the shares then subject to such options any equity securities of the successor corporation; (iii) upon written notice to the option holders, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; (iv) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof;
(v) accelerate the date of exercise of such options or of any installment of such options; or (vi) terminate all options in exchange for the right to participate in any stock option or other employee benefit plan of any successor corporation.

      In the event of the proposed dissolution or liquidation of our company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Compensation Committee.

      Term. The 2005 Plan, unless sooner terminated by the Board of Directors, will remain in effect until March 18, 2015.

Federal Income Tax Consequences

      The following is a summary of certain U.S. federal income tax aspects of the 2005 Plan. This summary is not a complete description of such consequences. Moreover, this summary relates only to federal income taxes; there may also be federal estate and gift tax consequences associated with the 2005 Plan, as well as foreign, state and local tax consequences. The 2005 Plan is not qualified under Section 401(a) of the Code.

      Incentive Stock Options. In general, neither the grant nor the exercise of an incentive stock option granted under the 2005 Plan will result in taxable income to the option holder or a deduction to our company. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years after the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss.

      If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the common stock on the date of exercise and the option price. In the case of a disqualifying disposition in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on the sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. We will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

      Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

      Non-Qualified Options. No income results upon the grant of a non-qualified option with an exercise price that is not less than 100% of the fair market value of our common stock on the date of grant. When an option holder exercises a non-qualified option, he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of our common stock over the option price. We will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

      Under Section 409A of the Code, a recipient of a stock option granted with an exercise price that is less than 100% of the fair market value of the underlying common stock on the date of grant will realize ordinary income, subject to withholding, in an amount equal to the excess of the fair market value of the common stock on the date of grant over the option price. In addition, the recipient will be subject to an additional excise tax equal to 20% of such amount. Under such circumstances, we will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income (including the 20% excise tax) realized by the option holder.

New Incentive Plan Benefits

      The future benefits or amounts that would be received under the 2005 Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2005 Plan had been in effect cannot be determined.

                                 PROPOSAL NO. 4

                      RATIFICATION OF SELECTION OF AUDITORS

      Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. ("SDKAS") to audit our consolidated financial statements for the fiscal year ending September 30, 2008. SDKAS has served as our independent registered public accounting firm since fiscal 2007.

      Effective February 12, 2007, our Board of Directors dismissed Wolf and Company, P.C. as our auditors and selected Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., certified public accountants based in Minneapolis, Minnesota, to serve as auditors for the fiscal year ending September 30, 2007. SDKAS had assisted our former auditor, Wolf & Company, P.C., in our annual audit during the past eight years. Given the relocation of our corporate headquarters from Massachusetts to Minnesota during fiscal 2006, our Board deemed it appropriate to select a local firm to serve as our auditor commencing in fiscal 2007.

      Wolf & Company, P.C.'s reports with respect to fiscal 2006 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2006 and the subsequent interim period we had no disagreements with Wolf & Company, P.C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Wolf & Company, P.C would have caused Wolf & Company , P.C to make reference to the matter in its report.

      Stockholder ratification of our independent auditors is not required under Delaware law or under our Restated Certificate of Incorporation or By-Laws. A representative of SDKAS is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

      If the stockholders do not ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2008, our Board of Directors will evaluate what would be in the best interests of our company and our stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF SCHECHTER, DOKKEN, KANTER, ANDREWS & SELCER, LTD. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2008.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      In February 2007 we selected the firm of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2007 and they commenced providing services in conjunction with the quarter ended March 31, 2007. Our former auditors, Wolf and Company, P.C., only provided services in conjunction with the quarter ended December 31, 2006.

      In addition to audit services, SDKAS also provided certain non-audit services to us during the fiscal year ended September 30, 2007. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of SDKAS.

      Audit Fees. The aggregate fees billed for professional services rendered by SDKAS for (i) the audit of our financial statements as of and for the fiscal year ended September 30, 2007 and (ii) the review of the financial statements included our company's Form 10-QSB filings for fiscal 2007 were $120,712. The aggregate fees billed for professional services rendered by Wolf & Company, P.C. for the review of the financial statements included our company's Form 10-QSB filings for fiscal 2007 were $25,050. The aggregate fees billed for professional services rendered by Wolf & Company, P.C. for (i) the audit of our financial statements as of and for the fiscal year ended September 30, 2006 and (ii) the review of the financial statements included in our Form 10-QSB filings for fiscal 2006 were $204,820.

      Audit-Related Fees. The aggregate fees billed in fiscal 2007 for assurance and related services rendered by SDKAS that are reasonably related to the performance of the audit or review of our financial statements, was $10,828. Services rendered in this category consisted of (i) financial accounting and reporting consultations, (ii) participation in Board and Audit Committee meetings and (iii) assurance services on specific transactions. The aggregate fees billed in fiscal 2007 and 2006 for assurance and related services rendered by Wolf & Company, P.C. that are reasonably related to the performance of the audit or review of our financial statements were $0 and $4,300, respectively. Services rendered in this category consisted of (i) financial accounting and reporting consultations, (ii) participation in Board and Audit Committee meetings and (iii) assurance services on specific transactions.

      Tax Fees. The aggregate fees billed in fiscal 2007 and 2006 for professional services rendered by Wolf & Company, P.C. for tax compliance, tax advice and tax planning were $30,300 and $26,975, respectively.

      All Other Fees. The aggregate other fees billed during fiscal 2007 and 2006 by SDKAS for the audit of our company-sponsored benefit plan was $11,500 and $10,500, respectively. During fiscal 2007 and 2006, the aggregate fees billed by Wolf & Company for products and services provided other than services reported above were $5,750 and $0, respectively.

      Pre-Approval Policies and Procedures. The Audit Committee has adopted policies which provide that our independent auditors may only provide those audit and non-audit services that have been pre-approved by the Audit Committee, subject, with respect to non-audit services, to a de minimis exception (discussed below) and to the following additional requirements: (i) such services must not be prohibited under applicable federal securities rules and regulations, and (ii) the Audit Committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of our company, or be a promoter of our company's stock or other financial interests. The chairman of the Audit Committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

      During fiscal 2007, all of the non-audit services provided by SDKAS were pre-approved by the Audit Committee. Accordingly, the Audit Committee did not rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit.

                          TRANSACTION OF OTHER BUSINESS

      Our Board of Directors knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                            ADVANCE NOTICE PROCEDURES

      Under our By-laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      Our By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934. A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc., 12489 Wyoming Avenue South, Savage, Minnesota 55378.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at our next annual meeting of stockholders must be received at our principal executive offices not later than November __, 2008. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

                            EXPENSES AND SOLICITATION

      The cost of solicitation by proxies will be borne by us, in addition to directly soliciting stockholders by mail, we may request banks and brokers to solicit their customers who have our stock registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by our officers and employees may be made of some stockholders in person or by mail or telephone.

                      INFORMATION INCORPORATED BY REFERENCE

      Our Annual Report, containing financial statements and management's discussion and analysis of our financial condition and results of operations for the year ended September 30, 2007 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote, and is incorporated herein by this reference.

                                                                       EXHIBIT I

                              PROPOSED AMENDMENT TO

                    THE RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           GREENMAN TECHNOLOGIES, INC.


RESOLVED:   That Article FOURTH of the Restated Certificate of Incorporation of
            GreenMan Technologies, Inc., as amended to date, be and hereby is further amended by deleting the first paragraph thereof and inserting in its place the following:

            This corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares this corporation is authorized to issue is Sixty-One Million (61,000,000) shares of capital stock. Of such authorized shares, Sixty Million (60,000,000) shares shall be designated "Common Stock" and have a par value of $0.01 per share. One Million (1,000,000) shares shall be designated "Preferred Stock" and have a par value of $1.00 per share.